UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2010

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MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3564
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 10, 2010, Thomas A. Sidley resigned as the Chief Executive Officer of microHelix, Inc. (the "Company").  Mr. Sidley will remain as President of the Company.

(c)           On February 10, 2010, the Company appointed James T. Quist, age 61, as Executive Chairman and Chief Executive Officer of the Company.  Mr. Quist founded Mede in 2001, as a successor company to two healthcare technology companies he founded starting in 1994. These companies provided electronic claims transaction processing and revenue cycle services that leveraged technology to create operational efficiency.  He presently serves in consulting roles for several start-up technology companies and healthcare service organizations.  Mr. Quist attended the University of Washington and served in the U.S. Merchant Marines.

A brief description of the employment agreement between the Company and Mr. Quist is included below.

(e)
Adoption of 2010 Stock Incentive Plan

Effective February 10, 2010, the Company's Board of Directors adopted the microHelix, Inc. 2010 Stock Incentive Plan (the "Plan").  The Plan will be administered by a committee of the Board of Directors, or if the Board of Directors has not appointed a committee, the Board of Directors.  The Company's employees and directors are eligible to receive awards under the Plan.  The Plan authorizes the award of stock options (which may constitute incentive stock options or nonstatutory stock options) and restricted stock.  The Company is authorized to issue up to 8,783,383 shares of the Company's Common Stock under the Plan, subject to adjustment as provided in the Plan.

Employment Agreement with James T. Quist

Effective February 10, 2010 (the "Effective Date"), the Company entered into an employment agreement (the "Employment Agreement") with James T. Quist.  The Employment Agreement provides that the Company will employ Mr. Quist as the Executive Chairman and Chief Executive Officer of the Company for a term (the "Term") beginning on the Effective Date and continuing until Mr. Quist's death or retirement or as otherwise terminated as provided in the Employment Agreement.

Under the Employment Agreement, the Company agrees to pay Mr. Quist a salary of $325,000 per year (the "Base Salary").  The Base Salary will be reviewed and increased periodically at the Company's option if warranted by the nature, quality, and level of services performed by Mr. Quist.  Mr. Quist is also eligible to receive discretionary incentive compensation (the "Incentive Compensation") each year based on the results of financial operations of the Company and the achievement of individual performance objectives established each year by the Company's Compensation Committee.  For the calendar year 2010, if the Company delivers the budgeted revenue and profit, Mr. Quist will be eligible to receive incentive compensation in the amount of 50% of the Base Salary.  Additionally, if budgeted profit is exceeded, Mr. Quist's incentive compensation will be increased by twice the percentage that the Company's profit exceeds the budgeted profit.

Mr. Quist is also eligible to receive an option to purchase up to 6,986,782 shares of the Company's Common Stock at an exercise price of $0.02 per share.  Options vesting will be on the following schedule:  (1) 1/3 on the date of grant; (2) 1/3 on February 10, 2011; (3) 1/3 on February 10, 2012; and (4) immediate vesting on a change in control event.  Mr. Quist also has the opportunity to participate as a purchaser in future private placements of the Company's equity, at least to the level of Mr. Quist's fully diluted ownership percentage.

Under the Employment Agreement, the Company will also provide Mr. Quist with additional benefits generally made available to the Company's executive employees, subject to his meeting of eligibility requirements of any particular benefit plan.

The Employment Agreement contains a noncompetition clause, which is effective during the Term, and in the event that Mr. Quist's employment is terminated for any reason, the noncompetition clause will continue through the period that Mr. Quist is receiving any compensation from the Company, including Base Salary continuation payments.

Additionally, upon termination of Mr. Quist's employment for any reason, the Company may require that he take a period of "garden leave," during which Mr. Quist will continue to receive his Base Salary and health insurance benefits, but will be prohibited from commencing employment with a new company or engaging in any business activity.  The garden period runs from the effective date of termination and continues for 6 months or less, as determined by the Company.  This period will run contemporaneously with the noncompetition period in the Employment Agreement.

The Employment Agreement provides that if the Company terminates Mr. Quist's employment without cause or if Mr. Quist terminates for good cause, both as defined in the Employment Agreement, the Company will provide Mr. Quist with Base Salary payments and health insurance benefits for 12 months following the effective date of termination at the following rates:  (1) 50% of Base Salary if Mr. Quist has less than 1 year of service; or (2) 100% Base Salary if Mr. Quist has more than 1 full year of service.  If Mr. Quist's employment is terminated by the Company without cause, due to Mr. Quist's death or total disability, or due to change in control of Company, Mr. Quist will also be entitled to receive the Incentive Compensation that might otherwise be earned or accrued for the period in which termination occurs, prorated through the effective date of termination.  If the Company terminates Mr. Quist's employment for cause (as defined in the Employment Agreement) or if Mr. Quist terminates his employment voluntarily, Mr. Quist will be entitled to receive his Base Salary payable through the effective date of termination, but Mr. Quist will not be entitled to receive any Incentive Compensation for the fiscal year during which termination occurs.

Grant of Stock Options to Scott Johnson

Effective February 10, 2010, the Company granted to Scott Johnson, VP of Sales for the Company, stock options to purchase up to 883,506 shares of the Company's Common Stock at an exercise price of $0.02 per share.  Options vesting will be on the following schedule:  (1) 1/3 on the date of grant; (2) 1/3 on January 1, 2011; (3) 1/3 on January 1, 2012; and (4) immediate vesting on a change in control event.  The options were granted pursuant to the form of stock option agreement adopted under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: February 17, 2010
/s/ Thomas A. Sidley
Thomas A. Sidley
President